First Horizon Corporation Reports Fourth Quarter Net Income Available to Common Shareholders of $219 Million,
or EPS of $0.40; $260 Million, or $0.48, on an Adjusted basis*

ROTCE of 14.7% and Adjusted ROTCE of 17.5% with tangible book value per share of $11.00*

2021 net income available to common shareholders of $962 million, or EPS of $1.74;
Adjusted EPS of $2.07 up 70% over 2020*

MEMPHIS, TN (January 20, 2022) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported fourth quarter 2021 net income available to common shareholders ("NIAC") of $219 million, or earnings per share of $0.40, compared with third quarter 2021 NIAC of $224 million, or earnings per share of $0.41.

Fourth quarter 2021 results were reduced by a net $41 million after-tax, or $0.08 per share, of notable items largely tied to the IBERIABANK Corporation Merger ("IBKC Merger"), compared with a net $51 million after-tax reduction, or $0.09 per share, in third quarter 2021. Excluding notable items, adjusted fourth quarter 2021 NIAC of $260 million, or $0.48 per share, decreased from $275 million, or $0.50 per share in third quarter. The decrease was led by a $0.03 per share reduction tied to lower provision credit.

Full year 2021 NIAC of $962 million, or earnings per share of $1.74, compares with $822 million, or earnings per share of $1.89, in 2020, largely reflecting the impact of the IBKC merger. 2021 results included a net $179 million after-tax reduction, or $0.32 per share, from notable items largely related to the IBKC merger compared with a net benefit of $294 million, or $0.68 per share, in 2020. On an adjusted basis, full year 2021 NIAC of $1.1 billion, or earnings per share of $2.07, compares with NIAC of $528 million, or $1.22 in 2020 respectively.

“Our solid results for the quarter and the year reflect the underlying momentum in our balanced business model and attractive geographic footprint," said President and Chief Executive Officer Bryan Jordan. "Our continued focus on execution drove improved net interest income, further merger savings and revenue synergies and improved asset quality that more than offset the impact of expected fee income headwinds. We also increased our return of capital to shareholders through common share repurchases."

Jordan continued, “I am grateful to our associates for their unwavering commitment to delivering on our purpose which is to help our clients and communities unlock their full potential through capital and counsel, particularly as we continued to navigate the effects of the pandemic and disruptive natural disasters. Throughout the year, we achieved a number of critical merger milestones, successfully integrating key systems in preparation for the final conversion of clients and signage scheduled for February. We made good strides onboarding new technology and digital capabilities, upgrading operating systems and achieving efficiencies to deliver a differentiated client experience across the organization. I am incredibly proud of the progress we have made and look forward to further capitalizing on the power of business model and footprint."

Jordan concluded, “As we look forward to 2022 and beyond, we believe we are well-positioned to benefit from our enhanced capabilities and expertise, dynamic markets and an improving economic and interest rate environment. We remain focused on growing our core business and selectively transforming by simplifying processes, advancing technology and redeploying investments to achieve higher-growth and return opportunities and deliver top-quartile results.”

*ROTCE, PPNR, Core net interest income (NII), tangible book value per share, loans and leases excluding PPP and/or LMC, and "Adjusted" results are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 7 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 23.

Notable Items

Notable Items
Quarterly and Annually, Unaudited ($s in millions, except per share data)	4Q21	3Q21	4Q20	2021	2020
Summary of Notable Items:
Merger/acquisition-related items:
Purchase accounting gain (other noninterest income)*	$—	$—	$1	$(1)	$533
Branch sale gain (other noninterest income)	4	2	—	5	—
Merger/acquisition expense	(38)	(46)	(34)	(187)	(155)
Non-PCD provision expense	—	—	—	—	(147)
Total Net Merger/acquisition- related items:	(35)	(45)	(33)	(183)	231
Other notable items:
Gain/(loss) on TruPS redemption (other noninterest income)	(3)	(23)	—	(26)	—
Charitable contributions (other noninterest expense)	—	—	—	—	(15)
Other notable expense (other noninterest expense)	(16)	—	—	(26)	—
Total net other notable items:	(19)	(23)	—	(52)	(15)
Total Notable items (pre-tax)	$(54)	$(68)	$(33)	$235	$216
Total Notable items (after-tax)	(41)	(51)	(20)	(179)	294
EPS impact of notable items	$(0.08)	$(0.09)	$(0.04)	$(0.32)	$0.68
Numbers may not foot due to rounding
*' Purchase accounting gain is non-taxable income
Fourth quarter 2021 GAAP results were reduced by a net $41 million after-tax impact, or $0.08 per share, of notable items compared with a net $51 million impact, or $0.09 per share, in third quarter 2021.
Fourth quarter net notable items were tied to:
•$35 million of net IBKC merger-related items.
•$10 million tied to derivative valuation adjustments related to prior Visa Class-B share sales included in other noninterest expense.
•$6 million deferred compensation costs resulting from litigation tied to a company that was fully divested more than 10 years ago.
•$3 million loss on retirement of legacy IBKC trust preferred securities included in other noninterest income.
Fourth Quarter 2021 Highlights
•Total revenue of $745 million increased $7 million from third quarter 2021 levels driven by a $6 million increase in net interest income. Adjusted revenue of $748 million decreased $15 million largely as expected reductions in fixed income and mortgage banking fees were partially offset by an increase in other noninterest income.
•Net interest income of $498 million increased $6 million, or 1%, from third quarter 2021 levels despite a $5 million reduction in net merger-related and PPP loan portfolio benefits. Core net interest income increased 3% driven by the benefit of lower funding costs.
•Noninterest expense of $528 million increased $2 million from third quarter 2021 driven by an $8 million increase in notable items. Adjusted noninterest expense of $474 million decreased $6 million from third quarter 2021 driven by a $12 million decrease in personnel expense largely tied to lower revenue-based incentives.
•Provision for credit losses was a benefit of $65 million compared with a benefit of $85 million in third quarter 2021, largely reflecting stabilizing economic outlook and overall credit quality improvement.
•Average interest-earning assets of $82.5 billion increased $694 million, or 1%, from third quarter 2021 largely as a $775 million increase in the securities portfolio, a $381 million increase in the trading portfolio and a $260 million increase in loans held for sale ("LHFS") partially offset by an $827 million decrease in average loans driven by a $1.5 billion decrease in Payceck Protection Program loans ("PPP").
•Average loans before the impact of PPP increased $654 million, or 1%, as a $740 million increase in commercial was partially offset by an $87 million decrease in consumer. Average commercial loans excluding PPP increased 2%.

•Period-end loans before the impact of PPP increased $402 million, or 1%, as a $446 million increase in commercial was partially offset by a $44 million decrease in consumer. Period-end commercial loans excluding PPP and LMC increased 3%.
•Average deposits of $74.6 billion increased $875 million, or 1%, from third quarter 2021 as a $1.8 billion increase in noninterest-bearing deposits was partially offset by a $921 million decrease in interest-bearing deposits. Interest-bearing deposit costs of 11 basis points improved 6 basis points from third quarter 2021.
•Allowance for credit losses to loans ratio of 1.34% decreased from 1.45% at September 30, 2021; the allowance for loan losses to nonperforming loans ratio of 244% increased from 211% at September 30, 2021.
•Net charge-offs of 0.01% in fourth quarter 2021 improved from 0.02% in third quarter 2021; nonperforming loans of $275 million decreased 21% from $347 million and the nonperforming loan ratio of 0.50% improved from 0.63% as of September 30, 2021.
•ROCE of 11.3%; ROTCE of 14.7%; Adjusted ROTCE of 17.5%; CET 1 ratio of 9.9%; and total capital ratio of 12.4%.
•Returned $225 million of capital to common shareholders including share repurchases and dividends.
•Share repurchases of 9 million shares of common stock at a weighted average price of $16.89 in the quarter.
•Tangible book value per share of $11.00 at December 31, 2021 increased 1% from $10.88 at September 30, 2021 despite a $0.24 impact tied to capital return.
Strategic Update
•On track to fully integrate systems in February 2022 and to deliver ~$200 million of targeted annualized net cost saves by 4Q22.
•Achieved $104 million of annualized net cost saves in 2021.
•Committed to delivering additional efficiencies in 2022.
COVID-19 Update
•~$5 billion Paycheck Protection Program loans forgiven in 2021. 2021 period-end PPP loans of $1.0 billion.
•Loans on deferral represented 0.2% of total loans excluding PPP as of December 31, 2021, down from September 30, 2021 levels of 0.3%.

SUMMARY RESULTS
Quarterly, Unaudited

				4Q21 Change vs.
($s in millions, except per share and balance sheet data)	4Q21	3Q21	4Q20	3Q21			4Q20
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$534	$536	$578	$(2)		—%	$(44)		(8)%
Interest expense- taxable equivalent[1]	33	41	53	(8)		(20)	(20)		(38)
Net interest income- taxable equivalent	502	495	525	7		1	(23)		(4)
Less: Taxable-equivalent adjustment	3	3	3	—		—	—		—
Net interest income	498	492	522	6		1	(24)		(5)
Noninterest income	247	247	288	—		—	(41)		(14)
Total revenue	745	738	810	7		1	(65)		(8)
Noninterest expense	528	526	508	2		—	20		4
Pre-provision net revenue[4]	217	213	302	4		2	(85)		(28)
Provision for credit losses[5]	(65)	(85)	1	20		24	(66)		NM
Income before income taxes	282	298	301	(16)		(5)	(19)		(6)
Provision for income taxes	53	63	56	(10)		(16)	(3)		(6)
Net income	229	235	245	(6)		(3)	(16)		(6)
Net income attributable to noncontrolling interest	3	3	3	—		—	—		6
Net income attributable to controlling interest	227	232	242	(5)		(2)	(15)		(6)
Preferred stock dividends	8	8	8	—		—	—		5
Net income available to common shareholders	$219	$224	$234	$(5)		(2)	$(15)		(7)

Adjusted net income[5]	$271	$286	$265	$(15)		(5)	$6		2
Adjusted net income available to common shareholders[5]	$260	$275	$255	$(15)		(5)%	$6		2%
Common stock information
EPS	$0.40	$0.41	$0.42	$—		(1)%	$(0.02)		(4)%
Adjusted EPS[5]	$0.48	$0.50	$0.46	$(0.02)		(4)%	$0.02		4%
Diluted shares	542	550	556	(8)		(1)%	(14)		(3)%
Key performance metrics
Net interest margin	2.42%	2.41%	2.72%	1	bp		(30)	bp
Efficiency ratio	70.88	71.21	62.71	(33)			817
Adjusted efficiency ratio[6]	63.31	62.87	58.34	44			497
Effective income tax rate	18.63	21.13	18.70	(250)			(7)
Return on average assets	1.02	1.05	1.16	(3)			(14)
Adjusted return on average assets[6]	1.21	1.28	1.26	(7)			(5)
Return on average common equity (“ROCE")	11.3	11.4	12.5	(17)			(127)
Return on average tangible common equity (“ROTCE”)[6]	14.7	15.0	16.7	(23)			(201)
Adjusted ROTCE[6]	17.5	18.4	18.2	(85)			(67)
Noninterest income as a % of total revenue	33.10	33.39	35.61	(29)			(251)
Adjusted noninterest income as a % of total revenue[6]	32.95%	35.14%	35.42%	(219)	bp		(247)	bp
Balance Sheet (billions)
Average loans	$54.7	$55.5	$59.8	$(0.8)		(1)%	$(5.1)		(9)%
Average deposits	74.6	73.7	69.6	0.9		1	5.0		7
Average assets	89.0	88.4	83.8	0.6		1	5.2		6
Average common equity	$7.7	$7.8	$7.4	$(0.1)		(1)%	$0.3		4%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.34%	1.45%	1.80%	(11)	bp		(46)	bp
Net charge-off ratio	0.01	0.02	0.19	(1)			(18)
Nonperforming loan and leases ratio	0.50%	0.63%	0.66%	(13)	bp		(16)	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	9.9%	10.1%	9.7%	(15)	bp		26	bp
Tier 1	11.1	11.2	10.7	(18)			32
Total Capital	12.4	12.6	12.6	(28)			(21)
Tier 1 leverage	8.1%	8.1%	8.2%	(6)	bp		(16)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

SUMMARY RESULTS
Annual, Unaudited

($s in millions, except per share and balance sheet data)	2021	2020	2021 vs. 2020
			$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$2,170	$1,909	$261		14%
Interest expense- taxable equivalent[1]	163	235	(72)		(31)
Net interest income- taxable equivalent	2,006	1,673	333		20
Less: Taxable-equivalent adjustment	12	11	1		9
Net interest income	1,994	1,662	332		20
Noninterest income	1,076	1,492	(416)		(28)
Total revenue	3,070	3,155	(85)		(3)
Noninterest expense	2,095	1,718	377		22
Pre-provision net revenue[4]	975	1,436	(461)		(32)
Provision for credit losses[5]	(310)	503	(813)		NM
Income before income taxes	1,285	933	352		38
Provision for income taxes	274	76	198		NM
Net income	1,010	857	153		18
Net income attributable to noncontrolling interest	11	12	(1)		(8)
Net income attributable to controlling interest	999	845	154		18
Preferred stock dividends	37	23	14		61
Net income available to common shareholders	$962	$822	$140		17

Adjusted net income[5]	$1,189	$563	$627		114
Adjusted net income available to common shareholders[5]	$1,140	$528	$612		116%
Common stock information
EPS	$1.74	$1.89	$(0.15)		(8)%
Adjusted EPS[5]	$2.07	$1.22	$0.85		70%
Diluted shares	551	434	117		27%
Key performance metrics
Net interest margin	2.48%	2.86%	(38)	bp
Efficiency ratio	68.25	54.47	1,378
Adjusted efficiency ratio[6]	60.64	58.82	182
Effective income tax rate	21.36	8.15	1,321
Return on average assets	1.15	1.33	(18)
Adjusted return on average assets[6]	1.36	0.87	49
Return on average common equity (“ROCE")	12.5	13.7	(113)
Return on average tangible common equity (“ROTCE”)[6]	16.5	19.0	(257)
Adjusted ROTCE[6]	19.3	12.2	714
Noninterest income as a % of total revenue	35.04	47.31	(1,227)
Adjusted noninterest income as a % of total revenue[6]	36.38%	36.45%	(7)	bp
Balance Sheet (billions)
Average loans	$56.3	$46.2	$10.1		22%
Average deposits	73.1	51.9	21.3		41
Average assets	87.6	64.3	23.3		36
Average common equity	$7.7	$6.0	$1.7		28%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.34%	1.80%	(11)	bp
Net charge-off ratio	—	0.20	(1,961)
Nonperforming loan and leases ratio	0.50%	0.66%	(13)	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	9.9%	9.7%	(15)	bp
Tier 1	11.1	10.7	(18)
Total Capital	12.4	12.6	(28)
Tier 1 leverage	8.1%	8.2%	(6)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Fourth Quarter 2021 versus Third Quarter 2021
Net interest income
Net interest income of $498 million increased $6 million from third quarter 2021 despite a $5 million reduction in net merger-related and PPP benefits. Core net interest income of $466 million was up $12 million as the benefit of lower funding costs, higher loans held for sale and trading portfolio balances, and higher investment portfolio income more than offset the net impact of loan growth and tighter loan spreads. Net interest margin of 2.42% was relatively stable with third quarter 2021 as the benefit of lower funding costs offset the impact of tighter loan and investment portfolio spreads.

Noninterest income
Noninterest income of $247 million was stable as a net $22 million reduction tied to notable items was largely offset by expected declines in fixed income and mortgage banking and title fees. Adjusted noninterest income of $246 million decreased $22 million driven by expected declines in fixed income and mortgage banking and title fees. Fixed income average daily revenue of $1.1 million remained at relatively healthy levels compared with
$1.3 million in third quarter 2021.

Noninterest expense
Noninterest expense of $528 million increased $2 million from third quarter 2021 driven by a net $8 million decrease in notable items. Adjusted noninterest expense of $474 million decreased $6 million from third quarter 2021 levels as a $12 million reduction in personnel expense was partially offset by growth in outside services and other noninterest expense driven by a $4 million increase tied to demand deposit product accruals, costs tied to markets reopening, and FDIC premium costs partially offset by lower contribution costs and franchise taxes. Results reflect $1 million benefit tied to incremental merger cost savings.

Loans and leases
Average loan and lease balances of $54.7 billion decreased $827 million from third quarter 2021 driven by a $1.5 billion decrease in PPP loans. Loan trends excluding PPP increased $654 million, or 1%, compared to the prior quarter, and 5% annualized, driven by a $740 million increase in commercial. Commercial loan growth excluding PPP reflects a $735 million increase in other C&I with relatively stable loans to mortgage companies ("LMC') and commercial real estate balances. Period-end loans and leases of $54.9 billion decreased $576 million from third quarter 2021 driven by a $979 million reduction in the PPP portfolio and a $622 million decrease in LMC. Before the impact of PPP and LMC, period-end loans increased $1.0 billion, or 8% annualized, reflecting a $1.1 billion increase in commercial. Period-end commercial loan growth excluding PPP and LMC was driven by growth in other commercial and industrial loans.

Deposits
Average deposits of $74.6 billion increased $875 million, or 1% from third quarter 2021 as a $1.8 billion increase in noninterest-bearing deposits was partially offset by a $921 million reduction in interest-bearing deposits. Period-end deposits of $74.9 billion increased $630 million from third quarter 2021 as a $535 million increase in noninterest-bearing and a $95 million increase in interest-bearing deposits. Interest-bearing deposit costs of 11 basis points declined 6 basis points from third quarter 2021 levels reflecting continued discipline on deposit pricing.

Asset quality
Provision for credit losses benefit of $65 million compared to a benefit of $85 million in third quarter 2021, largely reflects stabilizing economic outlook and overall credit quality improvement.

Net charge-offs of $1 million, or 1 basis points in the fourth quarter, decreased from $3 million, or 2 basis points, in the third quarter 2021 reflecting strong asset quality overall.

Nonperforming loans of $275 million decreased $72 million from third quarter 2021 driven by a decrease in the commercial real estate portfolio. Fourth quarter 2021 allowance to nonperforming coverage ratio of 244% compared with 211% in third quarter 2021. Fourth quarter 2021 nonperforming loans to loans ratio of 50 basis points compared with 63 basis points in third quarter 2021.

The allowance for credit losses to loans ratio decreased to 1.34% from 1.45% in the third quarter 2021.

Capital
CET1 ratio of 9.9% in fourth quarter 2021 was stable compared with 10.1% in third quarter 2021.
First Horizon returned $225 million in capital to common stockholders during the quarter including $144 million, or 9 million shares, of common stock repurchases.

Income taxes
The fourth quarter 2021 effective tax rate of 18.6% decreased from third quarter 2021 rate of 21.1%. On an adjusted basis, the effective tax rate of 19.5% in the fourth quarter 2021 decreased from 21.8% in third quarter 2021.

Conference call information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on January 20 by dialing 1-844-200-6205 (if calling from the U.S.) or 929-526-1599 (if calling from outside the U.S) and entering access code 177675. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast with the accompanying slide presentation at https://ir.firsthorizon.com/investor-relations/news-and-events/events-and-presentations/.

A replay of the call will be available beginning at noon CT on January 20 until midnight CT on February 3. To listen to the replay, dial 1-866-813-9403 (U.S. callers) or +44-204-525-0658 (international callers); the access code is 953908. A replay of the webcast will also be available on our website by 10:30 am CT on January 20 and will be archived on the site for one year.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-

GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, core net interest income ("NII"), pre-provision net revenue ("PPNR"), loans and leases excluding paycheck protection program ('PPP") and/or Loans to Mortgage Companies ("LMC"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 23.

First Horizon Corp. (NYSE: FHN), with $89.1 billion in assets as of December 31, 2021, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact: Investor Relations, Ellen Taylor (901) 523-4450
Media Relations, Beth Ardoin, (337) 278-6868

CONSOLIDATED INCOME STATEMENT
Quarterly/Annually, Unaudited

						4Q21 Change vs.						2021 vs 2020
($s in millions, except per share data)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20		2021	2020
						$	%	$	%			$	%
Interest income - taxable equivalent[1]	$534	$536	$545	$555	$578	$(2)	—%	$(44)	(8)%	$2,170	$1,909	$261	14%
Interest expense- taxable equivalent[1]	33	41	45	45	53	(8)	(20)	(20)	(38)	163	235	(72)	(31)
Net interest income- taxable equivalent	502	495	500	511	525	7	1	(23)	(4)	2,006	1,673	333	20
Less: Taxable-equivalent adjustment	3	3	3	3	3	—	—	—	—	12	11	1	9
Net interest income	498	492	497	508	522	6	1	(24)	(5)	1,994	1,662	332	20
Noninterest income:
Fixed income	82	96	102	126	104	(14)	(15)	(22)	(21)	406	423	(17)	(4)
Mortgage banking and title	28	34	38	53	57	(6)	(18)	(29)	(51)	154	129	25	19
Brokerage, trust, and insurance	36	37	35	33	31	(1)	(3)	5	14	141	107	34	32
Service charges and fees	56	56	54	53	53	—	—	3	6	219	174	45	26
Card and digital banking fees	19	21	21	17	18	(2)	(10)	1	3	78	59	19	32
Deferred compensation income	—	3	7	3	9	(3)	(100)	(9)	(100)	13	11	2	18
Other noninterest income[2]	25	(1)	27	15	16	26	NM	9	57	66	589	(523)	(89)
Total noninterest income	247	247	285	298	288	—	—	(41)	(14)	1,076	1,492	(416)	(28)
Total revenue	745	738	781	806	810	7	1	(65)	(8)	3,070	3,155	(85)	(3)
Noninterest expense:
Personnel expense:
Salaries and benefits	190	191	191	196	200	(1)	(1)	(10)	(5)	767	625	142	23
Incentives and commissions	93	101	109	120	110	(8)	(8)	(17)	(16)	423	396	27	7
Deferred compensation expense	7	4	6	3	9	3	75	(2)	(22)	20	11	9	82
Total personnel expense	290	296	306	318	319	(6)	(2)	(29)	(9)	1,210	1,033	177	17
Occupancy and equipment[3]	74	75	75	76	76	(1)	(1)	(2)	(3)	300	243	57	23
Outside services	81	89	63	58	59	(8)	(9)	22	38	290	213	77	36
Amortization of intangible assets	14	14	14	14	15	—	—	(1)	(5)	56	40	16	40
Other noninterest expense	70	52	40	78	39	18	35	31	80	239	189	50	26
Total noninterest expense	528	526	497	544	508	2	—	20	4	2,095	1,718	377	22
Pre-provision net revenue[4]	217	213	284	262	302	4	2	(85)	(28)	975	1,436	(461)	(32)
Provision for credit losses[5]	(65)	(85)	(115)	(45)	1	20	24	(66)	NM	(310)	503	(813)	NM
Income before income taxes	282	298	399	307	301	(16)	(5)	(19)	(6)	1,285	933	352	38
Provision for income taxes	53	63	88	71	56	(10)	(16)	(3)	(6)	274	76	198	NM
Net income	229	235	311	235	245	(6)	(3)	(16)	(6)	1,010	857	153	18
Net income attributable to noncontrolling interest	3	3	3	3	3	—	—	—	6	11	12	(1)	(8)
Net income attributable to controlling interest	227	232	308	233	242	(5)	(2)	(15)	(6)	999	845	154	18
Preferred stock dividends	8	8	13	8	8	—	—	—	5	37	23	14	61
Net income available to common shareholders	$219	$224	$295	$225	$234	$(5)	(2)%	$(15)	(7)%	$962	$822	$140	17%
Common Share Data
EPS	$0.41	$0.41	$0.54	$0.41	$0.42	$—	(1)%	$(0.01)	(3)%	$1.76	$1.90	$(0.14)	(7)%
Basic shares	537	546	550	552	553	(9)	(2)	(16)	(3)	546	432	114	26
Diluted EPS	$0.40	$0.41	$0.53	$0.40	$0.42	$—	(1)	$(0.02)	(4)	$1.74	$1.89	$(0.15)	(8)
Diluted shares	542	550	556	557	556	(8)	(1)%	(14)	(3)%	551	434	117	27%

Effective tax rate	18.6%	21.1%	22.0%	23.2%	18.7%					21.4%	8.2%
Numbers may not foot due to rounding. See footnote disclosures on page 22.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 11
Quarterly/Annually, Unaudited

						4Q21 Change vs.						2021 vs 2020
($s in millions, except per share data)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20		2021	2020
						$	%	$	%			$	%
Net interest income (FTE)[1]	$502	$495	$500	$511	$525	$7	1%	$(23)	(4)%	$2,006	$1,673	$333	20%
Adjusted noninterest income:
Fixed income	82	96	102	126	104	(14)	(15)	(22)	(21)	406	423	(17)	(4)
Mortgage banking and title	28	34	38	53	57	(6)	(18)	(29)	(51)	154	129	25	19
Brokerage, trust, and insurance	36	37	35	33	31	(1)	(3)	5	14	141	107	34	32
Service charges and fees	56	56	54	53	53	—	—	3	6	219	174	45	26
Card and digital banking fees	19	21	21	17	18	(2)	(10)	1	3	78	59	19	32
Deferred compensation income	—	3	7	3	9	(3)	(100)	(9)	(100)	13	11	2	18
Adjusted other noninterest income	25	21	29	14	15	4	19	10	68	89	56	33	59
Adjusted total noninterest income	$246	$268	$287	$297	$288	$(22)	(8)%	$(42)	(14)%	$1,099	$960	$139	14%
Total revenue (FTE)[1]	$748	$763	$787	$808	$813	$(15)	(2)%	$(65)	(8)%	$3,105	$2,633	$472	18%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$189	$191	$191	$195	$200	$(2)	(1)%	$(11)	(6)%	$766	$619	$147	24%
Adjusted Incentives and commissions	84	92	93	99	89	(8)	(9)%	(5)	(6)	367	341	26	8%
Deferred compensation expense	1	4	6	3	9	(3)	(75)%	(8)	(89)	14	11	3	27%
Adjusted total personnel expense	274	286	290	297	298	(12)	(4)%	(24)	(8)	1,147	971	176	18%
Adjusted occupancy and equipment[3]	73	74	75	72	74	(1)	(1)%	(1)	(2)	294	238	56	24%
Adjusted outside services	66	65	56	54	52	1	2%	14	27	241	166	75	45%
Adjusted amortization of intangible assets	13	13	13	13	14	—	—%	(1)	(5)	53	38	15	39%
Adjusted other noninterest expense	46	42	31	28	35	4	10%	11	32	148	136	12	9%
Adjusted total noninterest expense	$474	$480	$465	$464	$474	$(6)	(1)%	$—	—%	$1,883	$1,549	$334	22%

Adjusted pre-provision net revenue[4]	$274	$284	$321	$343	$339	$(10)	(4)%	$(65)	(19)%	$1,222	$1,084	$138	13%

Adjusted provision for credit losses[5]	$(65)	$(85)	$(115)	$(45)	$1	$20	24%	$(66)	NM	$(310)	$356	$(666)	NM

Adjusted net income available to common shareholders	$260	$275	$321	$284	$255	$(15)	(5)%	$6	2%	$1,140	$528	$612	116%

Adjusted Common Share Data
Adjusted diluted EPS	$0.48	$0.50	$0.58	$0.51	$0.46	$(0.02)	(4)%	$0.02	4%	$2.07	$1.22	$0.85	70%
Diluted shares	542	550	556	557	556	(8)	(1)%	(14)	(3)%	551	434	117	27%

Adjusted effective tax rate	19.5%	21.8%	22.2%	23.4%	20.7%					21.8%	21.5%
Adjusted ROTCE	17.5%	18.4%	22.2%	20.2%	18.2%					19.3%	12.2%
Adjusted efficiency ratio	63.3%	62.9%	59.2%	57.5%	58.3%					60.6%	58.8%
Numbers may not foot due to rounding.
See footnote disclosures on page 22.

NOTABLE ITEMS
Quarterly/Annually, Unaudited

(In millions)	4Q21	3Q21	2Q21	1Q21	4Q20	2021	2020
Summary of Notable Items:
Purchase accounting gain (other noninterest income)*	$—	$—	$(2)	$1	$1	$(1)	$533
Gain/(loss) on TRUPS redemption (other noninterest income)	(3)	(23)	—	—	—	(26)	—
Branch sale gain (other noninterest income)	4	2	—	—	—	5	—
Merger/acquisition expense	(38)	(46)	(32)	(70)	(34)	(187)	(155)
Charitable contributions	—	—	—	—	—	—	(15)
Other notable expenses**	(16)	—	—	(10)	—	(26)	—
Merger/acquisition non-PCD provision expense	—	—	—	—	—	—	(147)
Total notable items	$(54)	$(68)	$(34)	$(79)	$(33)	$235	$216
EPS impact of notable items	$(0.08)	$(0.09)	$(0.05)	$(0.11)	$(0.04)	$(0.32)	$0.68
Numbers may not foot due to rounding
*' Purchase accounting gain is non-taxable income.
** 4Q21 includes $10 million of Visa derivative valuation expense and $6 million of deferred compensation expense.

IMPACT OF NOTABLE ITEMS:
Quarterly/Annually, Unaudited

(In millions)	4Q21	3Q21	2Q21	1Q21	4Q20	2021	2020
Impacts of Notable Items:
Noninterest income:
Other noninterest income	$—	$22	$2	$(1)	$(1)	$23	$(533)
Total noninterest income	$—	$22	$2	$(1)	$(1)	$23	$(533)

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$—	$—	$—	$(1)	$(7)
Incentives and commissions	(9)	(10)	(16)	(21)	(21)	(56)	(55)
Deferred compensation expense	(6)	—	—	—	—	(6)	—
Total personnel expenses	(16)	(10)	(16)	(21)	(21)	(63)	(62)
Occupancy and equipment[3]	—	(1)	—	(4)	(2)	(5)	(6)
Outside services	(15)	(24)	(6)	(4)	(7)	(49)	(46)
Amortization of intangible assets	(1)	(1)	(1)	(1)	(1)	(3)	(2)
Other noninterest expense	(23)	(10)	(9)	(50)	(4)	(92)	(54)
Total noninterest expense	$(54)	$(46)	$(32)	$(80)	$(34)	$(212)	$(170)

Provision for credit losses	$—	$—	$—	$—	$—	$—	$(147)

Income before income taxes	$54	$68	$34	$79	$33	$235	$(216)
Provision for income taxes	13	17	8	19	13	56	78
Net income/(loss) available to common shareholders	$41	$51	$26	$60	$20	$179	$(294)
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly/Annually, Unaudited
						4Q21 change vs.								2021 vs. 2020
	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21			4Q20			2021	2020
FINANCIAL RATIOS						$/bp		%	$/bp		%			$/bp		%
Net interest margin	2.42%	2.41%	2.47%	2.62%	2.72%	1	bp		(30)	bp		2.48%	2.86%	(38)	bp
Return on average assets	1.02%	1.05%	1.42%	1.12%	1.16%	(3)			(14)			1.15%	1.33%	(18)
Adjusted return on average assets[6]	1.21%	1.28%	1.54%	1.40%	1.26%	(7)			(5)			1.36%	0.87%	49
Return on average common equity (“ROCE”)	11.26%	11.43%	15.45%	12.01%	12.53%	(17)			(127)			12.53%	13.66%	(113)
Return on average tangible common equity (“ROTCE”)[6]	14.72%	14.95%	20.36%	15.90%	16.73%	(23)			(201)			16.46%	19.03%	(257)
Adjusted ROTCE[5]	17.51%	18.36%	22.18%	20.15%	18.18%	(85)			(67)			19.29%	12.15%	714
Noninterest income as a % of total revenue	33.10%	33.39%	36.43%	37.00%	35.61%	(29)			(251)			35.04%	47.31%	(1,227)
Adjusted noninterest income as a % of total revenue[6]	32.95%	35.14%	36.49%	36.78%	35.42%	(219)			(247)			36.38%	36.45%	(7)
Efficiency ratio	70.88%	71.21%	63.67%	67.53%	62.71%	(33)			817			68.25%	54.47%	1,378
Adjusted efficiency ratio[6]	63.31%	62.87%	59.17%	57.49%	58.34%	44			497			60.64%	58.82%	182

CAPITAL DATA
CET1 capital ratio*	9.9%	10.1%	10.3%	10.0%	9.7%	(15)	bp		26	bp		9.9%	9.7%	26	bp
Tier 1 capital ratio*	11.1%	11.2%	11.4%	11.0%	10.7%	(18)	bp		32	bp		11.1%	10.7%	32	bp
Total capital ratio*	12.4%	12.6%	13.1%	12.8%	12.6%	(28)	bp		(21)	bp		12.4%	12.6%	(21)	bp
Tier 1 leverage ratio*	8.1%	8.1%	8.2%	8.2%	8.2%	(6)	bp		(16)	bp		8.1%	8.2%	(16)	bp
Risk-weighted assets (“RWA”) (billions)	$64.1	$63.0	$62.0	$62.3	$63.1	$1		2%	$1		1%	$64.1	$63.1	$1		1%
Total equity to total assets	9.53%	9.64%	9.74%	9.49%	9.86%	(11)	bp		(33)	bp		9.53%	9.86%	(33)	bp
Tangible common equity/tangible assets (“TCE/TA”)[6]	6.73%	6.80%	6.87%	6.64%	6.89%	(7)	bp		(16)	bp		6.73%	6.89%	(16)	bp
Period-end shares outstanding (millions)	534	542	551	552	555	(8)		(1)%	(21)		(4)%	534	555	(21)		(4)%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—	$—		—	$0.60	$0.60	$—		—
Book value per common share	$14.39	$14.24	$14.07	$13.65	$13.59	$0.15		1%	$0.80		6%	$14.39	$13.59	$0.80		6%
Tangible book value per common share[6]	$11.00	$10.88	$10.74	$10.30	$10.23	$0.12		1%	$0.77		8%	$11.00	$10.23	$0.77		8%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	73.25%	74.65%	77.36%	80.09%	83.21%	(140)	bp		(996)	bp		73.25%	83.21%	(996)	bp
Loans-to-deposit ratio (average balances)	73.29%	75.28%	77.68%	82.02%	85.90%	(199)	bp		(1,261)	bp		76.98%	89.02%	(1,204)	bp
Full-time equivalent associates	7,863	7,982	8,145	8,284	8,466	(119)		(1)%	(603)		(7)%	8,067	6,649	1,418		21%
Certain previously reported amounts have been reclassified to agree with current presentation
*Current quarter is an estimate.
See footnote disclosures on page 22.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q21 change vs.
(In millions)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$31,068	$31,516	$32,528	$33,951	$33,103	$(448)	(1)%	$(2,035)	(6)%
Commercial real estate	12,109	12,194	12,292	12,470	12,275	(85)	(1)	(167)	(1)
Total Commercial	43,177	43,710	44,820	46,421	45,379	(533)	(1)	(2,202)	(5)
Consumer real estate	10,772	10,787	10,864	11,053	11,725	(15)	—	(953)	(8)
Credit card and other[7]	910	938	1,002	1,126	1,128	(28)	(3)	(218)	(19)
Total Consumer	11,682	11,725	11,867	12,178	12,853	(42)	—	(1,171)	(9)
Loans and leases, net of unearned income	54,859	55,435	56,687	58,600	58,232	(576)	(1)	(3,373)	(6)
Loans held for sale	1,172	1,052	977	811	1,022	120	11	150	15
Investment securities	9,419	8,798	8,398	8,361	8,057	621	7	1,362	17
Trading securities	1,601	1,319	1,035	1,076	1,176	282	21	425	36
Interest-bearing deposits with banks	14,907	14,829	13,451	11,635	8,351	79	1	6,556	79
Federal funds sold and securities purchased under agreements to resell	641	361	622	520	445	281	78	196	44
Total interest earning assets	82,600	81,794	81,170	81,004	77,284	806	1	5,316	7
Cash and due from banks	1,147	1,197	1,303	1,169	1,203	(50)	(4)	(56)	(5)
Goodwill and other intangible assets, net	1,808	1,822	1,836	1,850	1,864	(14)	(1)	(56)	(3)
Premises and equipment, net	665	692	714	719	759	(27)	(4)	(94)	(12)
Allowance for loan and lease losses	(670)	(734)	(815)	(914)	(963)	64	9	293	30
Other assets	3,542	3,766	3,700	3,685	4,063	(224)	(6)	(521)	(13)
Total assets	$89,092	$88,537	$87,908	$87,513	$84,209	$555	1%	$4,883	6%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$26,457	$27,425	$27,416	$27,023	$27,324	$(968)	(4)%	$(867)	(3)%
Time deposits	3,500	3,920	4,304	4,653	5,070	(420)	(11)	(1,570)	(31)
Other interest-bearing deposits	17,054	15,571	15,728	16,444	15,415	1,484	10	1,639	11
Total interest-bearing deposits	47,012	46,916	47,447	48,120	47,810	95	—	(798)	(2)
Trading liabilities	426	315	531	454	353	112	35	74	21
Short-term borrowings	2,124	2,225	2,246	2,203	2,198	(101)	(5)	(75)	(3)
Term borrowings	1,590	1,584	1,672	1,671	1,670	6	—	(80)	(5)
Total interest-bearing liabilities	51,151	51,040	51,896	52,448	52,030	112	—	(879)	(2)
Noninterest-bearing deposits	27,883	27,348	25,833	25,046	22,173	535	2	5,710	26
Other liabilities	1,564	1,617	1,613	1,712	1,699	(53)	(3)	(136)	(8)
Total liabilities	80,598	80,005	79,343	79,206	75,903	593	1	4,695	6
Shareholders' Equity:
Preferred stock	520	520	520	470	470	—	—	50	11
Common stock	333	339	344	345	347	(5)	(2)	(13)	(4)
Capital surplus	4,742	4,866	4,997	5,036	5,073	(124)	(3)	(331)	(7)
Retained earnings	2,891	2,754	2,613	2,402	2,261	137	5	630	28
Accumulated other comprehensive loss, net	(288)	(241)	(203)	(242)	(140)	(47)	(20)	(148)	(105)
Combined shareholders' equity	8,199	8,237	8,270	8,012	8,012	(39)	—	187	2
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,494	8,533	8,566	8,307	8,307	(39)	—	187	2
Total liabilities and shareholders' equity	$89,092	$88,537	$87,908	$87,513	$84,209	$555	1%	$4,883	6%
Memo:
Total Deposits	$74,895	$74,265	$73,281	$73,167	$69,982	$630	1%	$4,912	7%
Unfunded Loan Commitments:
Commercial	$20,487	$19,019	$18,035	$16,759	$17,201	$1,468	8%	$3,286	19%
Consumer	$3,936	$3,892	$4,031	$4,067	$4,086	$44	1%	$(150)	(4)%
Numbers may not foot due to rounding. See footnote disclosures on page 22.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly/Annually, Unaudited

						4Q21 change vs.						2021 vs. 2020
(In millions)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20		2021	2020
						$	%	$	%			$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$30,780	$31,477	$32,540	$33,279	$34,196	$(697)	(2)%	$(3,415)	(10)%	$32,011	$27,625	$4,386	16%
Commercial real estate	12,220	12,264	12,350	12,424	12,400	(44)	—	(179)	(1)	12,314	8,519	3,795	45
Total Commercial	43,001	43,741	44,890	45,703	46,596	(740)	(2)	(3,595)	(8)	44,325	36,144	8,181	23
Consumer real estate	10,738	10,819	10,926	11,400	12,030	(81)	(1)	(1,292)	(11)	10,969	9,191	1,778	19
Credit card and other[7]	943	948	1,013	1,119	1,194	(5)	(1)	(251)	(21)	1,005	848	157	19
Total Consumer	11,681	11,767	11,939	12,519	13,224	(86)	(1)	(1,543)	(12)	11,974	10,039	1,935	19
Loans and leases, net of unearned income	54,682	55,508	56,829	58,222	59,820	(827)	(1)	(5,138)	(9)	56,298	46,183	10,115	22
Loans held-for-sale	1,252	992	734	842	1,030	260	26	222	22	956	835	121	14
Investment securities	9,269	8,494	8,401	8,320	8,213	775	9	1,056	13	8,623	6,464	2,159	33
Trading securities	1,552	1,171	1,322	1,418	1,292	381	33	260	20	1,365	1,433	(68)	(5)
Interest-bearing deposits with banks	15,065	15,022	13,051	9,269	6,201	43	—	8,864	143	13,123	3,006	10,117	NM
Federal funds sold and securities purchased under agreements to resell	650	587	648	599	440	63	11	210	48	621	547	74	14
Total interest earning assets	82,469	81,775	80,984	78,670	76,995	694	1	5,474	7	80,987	58,468	22,519	39
Cash and due from banks	1,263	1,263	1,267	1,250	1,204	—	—	59	5	1,261	852	409	48
Goodwill and other intangibles assets, net	1,815	1,829	1,843	1,857	1,871	(14)	(1)	(56)	(3)	1,836	1,696	140	8
Premises and equipment, net	676	703	714	755	765	(27)	(4)	(89)	(12)	712	604	108	18
Allowances for loan and lease losses	(714)	(793)	(884)	(949)	(985)	80	10	271	28	(834)	(700)	(134)	(19)
Other assets	3,515	3,624	3,635	3,817	3,959	(109)	(3)	(444)	(11)	3,647	3,426	221	6
Total assets	$89,025	$88,401	$87,559	$85,401	$83,809	$624	1%	$5,216	6%	$87,609	$64,346	$23,263	36%

Liabilities and shareholders' equity:
Deposits:
Savings	$26,731	$27,793	$27,238	$27,370	$27,090	$(1,062)	(4)%	$(359)	(1)%	$27,283	$19,780	$7,503	38%
Time deposits	3,695	4,121	4,487	4,836	5,386	(426)	(10)	(1,691)	(31)	4,281	4,347	(66)	(2)
Other interest-bearing deposits	15,900	15,333	16,029	15,491	15,057	567	4	842	6	15,688	11,973	3,715	31
Total interest-bearing deposits	46,326	47,248	47,754	47,697	47,534	(921)	(2)	(1,208)	(3)	47,252	36,100	11,152	31
Trading liabilities	556	527	560	518	367	29	6	189	51	540	457	83	18
Short-term borrowings	2,249	2,452	2,248	2,280	2,113	(203)	(8)	136	6	2,308	2,597	(289)	(11)
Term borrowings	1,575	1,665	1,672	1,670	1,913	(90)	(5)	(337)	(18)	1,645	1,578	67	4
Total interest-bearing liabilities	50,707	51,892	52,233	52,164	51,926	(1,185)	(2)	(1,220)	(2)	51,745	40,732	11,013	27
Noninterest-bearing deposits	28,282	26,485	25,404	23,284	22,105	1,797	7	6,177	28	25,879	15,779	10,100	64
Other liabilities	1,511	1,447	1,463	1,603	1,568	64	4	(58)	(4)	1,505	1,226	279	23
Total liabilities	80,499	79,824	79,100	77,052	75,600	675	1	4,900	6	79,130	57,737	21,393	37
Shareholders' Equity:
Preferred stock	520	520	513	470	470	—	—	50	11	506	297	209	70
Common stock	336	342	345	346	347	(5)	(2)	(10)	(3)	342	271	71	26
Capital surplus	4,811	4,936	5,023	5,061	5,902	(125)	(3)	(1,091)	(18)	4,957	4,215	742	18
Retained earnings	2,819	2,673	2,499	2,336	1,346	146	5	1,473	109	2,583	1,679	904	54
Accumulated other comprehensive loss, net	(256)	(190)	(217)	(161)	(151)	(66)	(35)	(105)	(70)	(206)	(149)	(57)	(38)
Combined shareholders' equity	8,230	8,281	8,164	8,054	7,914	(51)	(1)	316	4	8,183	6,313	1,870	30
Noncontrolling interest	295	295	295	295	295	—	—	—	—	295	295	—	—
Total shareholders' equity	8,526	8,577	8,459	8,349	8,209	(51)	(1)	316	4	8,478	6,609	1,869	28
Total liabilities and shareholders' equity	$89,025	$88,401	$87,559	$85,401	$83,809	$624	1%	$5,216	6%	$87,609	$64,346	$23,263	36%
Memo:
Total Deposits	$74,608	$73,733	$73,158	$70,981	$69,639	$875	1%	$4,969	7%	$73,131	$51,879	$21,252	41%
Numbers may not foot due to rounding. See footnote disclosures on page 22.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly/Annually, Unaudited
											4Q21 change vs.								2021 vs. 2020
	4Q21		3Q21		2Q21		1Q21		4Q20		3Q21		4Q20		2021		2020
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense		Income/Expense	Rate	Income/Expense	Rate	Income/Expense
											$	%	$	%					$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$365	3.37%	$372	3.37%	$380	3.39%	$382	3.39%	$406	3.46%	$(7)	(2)%	$(41)	(10)%	$1,500	3.38%	$1,324	3.66%	$176	13%
Consumer	110	3.77	112	3.83	118	3.98	127	4.09	129	3.90	(2)	(1)	(19)	(15)	468	3.92	406	4.05	62	15
Loans and leases, net of unearned income	475	3.45	484	3.47	498	3.52	510	3.54	535	3.56	(9)	(2)	(60)	(11)	1,970	3.49	1,732	3.75	238	14
Loans held-for-sale	11	3.49	8	3.25	7	3.94	7	3.16	8	3.22	3	35	3	31	33	3.44	30	3.60	3	9
Investment securities	30	1.43	31	1.48	29	1.39	28	1.41	27	1.29	(1)	(3)	3	11	118	1.43	105	1.64	13	12
Trading securities	10	2.50	6	2.07	7	2.03	7	2.03	7	2.05	4	60	3	47	30	2.17	35	2.44	(5)	(14)
Interest-bearing deposits with banks	6	0.15	6	0.16	3	0.10	2	0.10	2	0.10	—	(2)	4	NM	17	0.13	5	0.14	13	NM
Federal funds sold and securities purchased under agreements	—	(0.09)	—	(0.03)	—	(0.06)	—	(0.12)	—	0.03	—	NM	—	NM	—	(0.08)	2	0.43	(2)	(100)
Interest income	$534	2.58%	$536	2.61%	$545	2.70%	$555	2.85%	$578	2.99	$(1)	—%	$(43)	(7)%	$2,170	2.68	$1,909	3.26	$261	14%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$4	0.06%	$9	0.12%	$11	0.16%	$13	0.19%	$18	0.27%	$(5)	(54)%	$(14)	(78)%	$36	0.13%	$82	0.41%	$(46)	(57)%
Time deposits	5	0.56	6	0.62	7	0.65	6	0.47	6	0.44	(1)	(20)	(1)	(12)	25	0.57	39	0.90	(14)	(37)
Other interest-bearing deposits	4	0.10	5	0.12	6	0.15	6	0.16	7	0.18	(1)	(18)	(3)	(44)	20	0.13	31	0.26	(11)	(34)
Total interest-bearing deposits	13	0.11	20	0.17	24	0.20	24	0.20	31	0.26	(7)	(34)	(18)	(58)	81	0.17	152	0.42	(71)	(47)
Trading liabilities	2	1.38	1	1.11	2	1.17	1	0.73	1	0.78	—	31	1	NM	6	1.11	6	1.24	—	5
Short-term borrowings	1	0.18	1	0.24	1	0.22	1	0.21	1	0.23	—	(32)	—	(18)	5	0.21	14	0.53	(9)	(65)
Term borrowings	17	4.30	18	4.39	18	4.38	18	4.39	20	4.16	(1)	(7)	(3)	(15)	72	4.37	64	4.02	8	12
Interest expense	33	0.26	41	0.31	45	0.34	45	0.34	53	0.40	(8)	(20)	(20)	(38)	163	0.32	235	0.58	(72)	(31)
Net interest income - tax equivalent basis	502	2.32	495	2.30	500	2.36	511	2.51	525	2.59	7	1	(23)	(4)	2,006	2.36	1,673	2.68	333	20
Fully taxable equivalent adjustment	(3)	0.10	(3)	0.11	(3)	0.11	(3)	0.11	(3)	0.13	—	(7)	—	1	(12)	0.12	(11)	0.18	(1)	(8)
Net interest income	$498	2.42%	$492	2.41%	$497	2.47%	$508	2.62%	$522	2.72%	$7	1%	$(23)	(4)%	$1,994	2.48%	$1,662	2.86%	$333	20%

Memo:
Total loan yield		3.45%		3.47%		3.52%		3.54%		3.56%						3.49%		3.75%
Total deposit cost		0.07%		0.11%		0.13%		0.14%		0.18%						0.11%		0.29%
Total funding cost		0.16%		0.21%		0.23%		0.24%		0.28%						0.21%		0.42%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation. See footnote disclosures on page 22.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					4Q21 change vs.
(In millions, except ratio data)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$125	$144	$122	$144	$144	$(19)	(13)%	$(19)	(13)%
Commercial real estate	9	58	70	67	58	(49)	(84)	(49)	(84)
Consumer real estate	138	143	149	180	182	(5)	(3)	(44)	(24)
Credit card and other	3	2	2	2	2	1	35	1	39
Total nonperforming loans and leases	$275	$347	$344	$394	$386	$(72)	(21)%	$(111)	(29)%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.40%	0.46%	0.38%	0.42%	0.43%
Commercial real estate	0.08	0.48	0.57	0.54	0.48
Consumer real estate	1.29	1.33	1.37	1.63	1.56
Credit card and other	0.31	0.22	0.24	0.22	0.18
Total nonperforming loans and leases to loans and leases	0.50%	0.63%	0.61%	0.67%	0.66%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					4Q21 change vs.
(In millions)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$5	$1	$1	$—	$—	$4	NM	$4	NM
Commercial real estate	—	2	—	—	—	(2)	(100)	—	NM
Consumer real estate	33	12	12	12	15	21	NM	18	115
Credit card and other	2	2	1	—	1	1	36	1	NM
Total loans and leases 90 days or more past due and accruing	$40	$16	$14	$13	$16	$24	147%	$24	144%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					4Q21 change vs.
(In millions, except ratio data)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$5	$12	$2	$15	$35	$(7)	(61)%	$(30)	(87)%
Commercial real estate	—	2	—	3	—	(2)	(99)	—	(97)
Consumer real estate	2	1	1	1	1	1	NM	1	35
Credit card and other	4	5	3	3	4	—	(10)	1	16
Total gross charge-offs	$11	$19	$6	$23	$40	$(9)	(45)%	$(30)	(74)%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(3)	$(7)	$(5)	$(6)	$(4)	$3	50%	$1	16%
Commercial real estate	—	(2)	(1)	(2)	(1)	2	81	1	64
Consumer real estate	(5)	(7)	(8)	(6)	(5)	3	35	—	6
Credit card and other	(1)	—	(2)	(1)	(1)	(1)	NM	—	25
Total gross recoveries	$(10)	$(16)	$(16)	$(15)	$(12)	$7	41%	$2	17%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$1	$5	$(3)	$10	$31	$(4)	(76)%	$(30)	(96)%
Commercial real estate	—	—	(1)	2	(1)	(1)	NM	—	43
Consumer real estate	(3)	(7)	(8)	(5)	(4)	4	58	1	23
Credit card and other	3	4	1	2	2	(1)	(33)	1	46
Total net charge-offs	$1	$3	$(10)	$8	$29	$(2)	(67)%	$(28)	(97)%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.01%	0.06%	(0.04)%	0.12%	0.36%
Commercial real estate	(0.01)	0.01	(0.02)	0.06	(0.02)
Consumer real estate	(0.10)	(0.24)	(0.28)	(0.18)	(0.12)
Credit card and other	1.26	1.86	0.51	0.65	0.68
Total loans and leases	0.01%	0.02%	(0.07)%	0.06%	0.19%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					4Q21 Change vs.
(In millions)	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$734	$815	$914	$963	$988	$(81)	(10)%	$(254)	(26)%
Charge-offs:
Commercial, financial, and industrial (C&I)	(5)	(12)	(2)	(15)	(35)	7	61	30	87
Commercial real estate	—	(2)	—	(3)	—	2	99	—	97
Consumer real estate	(2)	(1)	(1)	(1)	(1)	(1)	NM	(1)	(35)
Credit card and other	(4)	(5)	(3)	(3)	(4)	—	10	(1)	(16)
Total charge-offs	(11)	(19)	(6)	(23)	(40)	9	45	30	74
Recoveries:
Commercial, financial, and industrial (C&I)	3	7	5	6	4	(3)	(50)	(1)	(16)
Commercial real estate	—	2	1	2	1	(2)	(81)	(1)	(64)
Consumer real estate	5	7	8	6	5	(3)	(35)	—	(6)
Credit card and other	1	—	2	1	1	1	NM	—	(25)
Total Recoveries	10	16	16	15	12	(7)	(41)	(2)	(17)
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)*	(40)	(5)	(60)	(1)	(5)	(34)	NM	(34)	NM
Commercial real estate*	(9)	(48)	(22)	(8)	34	39	82	(42)	(126)
Consumer real estate*	(18)	(31)	(26)	(26)	(27)	13	42	9	33
Credit card and other*	3	6	—	(6)	3	(3)	(47)	1	22
Total provision for loan and lease losses*:	(63)	(78)	(109)	(41)	4	15	19	(67)	NM
Allowance for loan and lease losses - ending	$670	$734	$815	$914	$963	$(64)	(9)%	$(293)	(30)%

Reserve for unfunded commitments - beginning	$68	$75	$81	$85	$89	$(7)	(9)%	$(21)	(24)%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	—	—	(1)	—	NM	1	100
Provision for unfunded commitments	(2)	(7)	(6)	(4)	(3)	5	71	1	33
Reserve for unfunded commitments - ending	$66	$68	$75	$81	$85	$(2)	(3)	$(19)	(22)
Total allowance for credit losses- ending	$736	$802	$890	$995	$1,048	$(66)	(8)%	$(312)	(30)%
Numbers may not foot due to rounding.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	4Q21	3Q21	2Q21	1Q21	4Q20

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.07%	1.19%	1.18%	1.30%	1.37%
Commercial real estate	1.27%	1.33%	1.71%	1.86%	1.97%
Consumer real estate	1.51%	1.65%	1.87%	2.00%	2.07%
Credit card and other	2.14%	2.03%	1.71%	1.63%	2.34%
Total allowance for loans and lease losses to loans and leases	1.22%	1.32%	1.44%	1.56%	1.65%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	268%	261%	314%	307%	315%
Commercial real estate	1,671%	278%	300%	345%	415%
Consumer real estate	118%	125%	136%	123%	133%
Credit card and other	699%	926%	725%	749%	1,313%
Total allowance for loans and lease losses to nonperforming loans and leases	244%	211%	237%	232%	249%

REGIONAL BANKING
Quarterly/Annually, Unaudited

						4Q21 Change vs.								2021 vs. 2020
	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21			4Q20			2021	2020
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$450	$445	$444	$426	$409	$5		1%	$41		10%	$1,764	$1,264	$500		40%
Noninterest income	115	113	109	100	106	2		2	9		8%	438	345	93		27%
Total revenue	565	558	553	527	515	7		1	50		10%	2,202	1,609	593		37%
Noninterest expense	304	300	277	270	306	4		1	(2)		(1)%	1,151	944	207		22%
Pre-provision net revenue[4]	261	258	276	256	209	3		1	52		25%	1,051	665	386		58%
Provision for credit losses[5]	(60)	(52)	(88)	(29)	(2)	(8)		(15)	(58)		NM	(229)	392	(621)		NM
Income before income tax expense	321	310	364	285	211	11		4	110		52%	1,280	273	1,007		NM
Income tax expense	75	72	85	66	48	3		4	27		56%	299	56	243		NM
Net income	$246	$238	$279	$219	$163	$8		3%	$83		51%	$982	$217	$765		NM

Average Balances (billions)
Total loans and leases	$37.7	$38.5	$40.0	$40.2	$40.8	$(0.8)		(2)%	$(3.1)		(8)%	$39.1	$29.7	$9.4		32%
Interest-earning assets	37.7	38.5	40.0	40.2	40.8	(0.8)		(2)	(3.1)		(8)	39.1	29.7	9.4		32
Total assets	44.0	44.9	46.4	46.5	47.2	(0.9)		(2)	(3.2)		(7)	45.4	32.8	12.6		38
Total deposits	66.6	65.4	65.0	62.1	61.0	1.2		2	5.6		9	64.8	44.6	20.2		45

Key Metrics
Net interest margin[8]	4.76%	4.60%	4.47%	4.32%	4.02%	16	bp		74	bp		4.54%	4.28%	26	bp
Efficiency ratio	53.82%	53.73%	50.13%	51.30%	59.47%	9	bp		(565)	bp		52.27%	58.66%	(639)	bp
Loans-to-deposits ratio (period-end balances)	56.16%	57.40%	59.95%	62.61%	65.46%	(124)	bp		(930)	bp		56.16%	65.46%	(930)	bp
Loans-to-deposits ratio (average-end balances)	56.71%	58.92%	61.61%	64.69%	66.77%	(221)	bp		(1,006)	bp		60.39%	66.69%	(630)	bp
Return on average assets (annualized)	2.22%	2.10%	2.41%	1.91%	1.37%	12	bp		85	bp		2.16%	0.66%	150	bp
Return on allocated equity[9]	25.80%	25.71%	30.29%	23.73%	16.26%	9	bp		954	bp		26.37%	7.47%	1,890	bp
Financial center locations	426	438	490	490	492	(12)		(3)%	(66)		(13)%	426	492	(66)		(13)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly/Annually, Unaudited

						4Q21 Change vs.								2021 vs. 2020
	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21			4Q20			2021	2020
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$154	$154	$153	$158	$172	$—		—%	$(18)		(10)%	$619	$572	$47		8%
Noninterest income	120	142	150	185	167	(22)		(15)	(47)		(28)	597	576	21		4
Total revenue	275	295	302	343	339	(20)		(7)	(64)		(19)	1,216	1,149	67		6
Noninterest expense	130	141	146	154	135	(11)		(8)	(5)		(4)	571	494	77		16
Pre-provision net revenue[4]	145	154	156	189	204	(9)		(6)	(59)		(29)	645	655	(10)		(2)
Provision for credit losses[5]	(3)	(33)	(21)	(7)	11	30		91	(14)		(127)	(64)	117	(181)		NM
Income before income tax expense	148	187	177	196	194	(39)		(21)	(46)		(24)	709	538	171		32
Income tax expense	36	45	43	47	47	(9)		(20)	(11)		(23)	171	131	40		31
Net income	$112	$142	$134	$149	$147	$(30)		(21)%	$(35)		(24)%	$537	$407	$130		32%

Average Balances (billions)
Total loans and leases	$16.3	$16.3	$16.0	$17.2	$18.2	$—		—%	$(1.9)		(11)%	$16.5	$15.6	$0.9		6%
Interest-earning assets	19.8	19.2	18.8	20.2	21.1	0.6		3	(1.3)		(6)	19.5	18.5	1.0		5
Total assets	21.0	20.5	20.1	21.6	22.5	0.5		3	(1.5)		(7)	20.8	19.8	1.0		5
Total deposits	6.7	6.2	5.5	5.3	4.9	0.5		8	1.8		37	5.9	4.1	1.8		46

Key Metrics
Fixed income product average daily revenue (thousands)	$1,123	$1,323	$1,425	$1,885	$1,505	$(200)		(15)%	$(382)		(25)%	$1,436	$1,477	$(41)		(3)%
Net interest margin[8]	3.11%	3.18%	3.25%	3.17%	3.26%	(7)	bp		(15)	bp		3.18%	3.10%	8	bp
Efficiency ratio	47.34%	47.68%	48.29%	44.89%	39.74%	(34)	bp		760	bp		46.97%	43.01%	396	bp
Loans-to-deposits ratio (period-end balances)	264%	274%	308%	318%	371%	(1,070)	bp		(10,675)	bp		264%	371%	(10,675)	bp
Loans-to-deposits ratio (average-end balances)	245%	266%	293%	325%	375%	(2,067)	bp		(13,023)	bp		279%	384%	(10,502)	bp
Return on average assets (annualized)	2.12%	2.75%	2.68%	2.80%	2.59%	(63)	bp		(47)	bp		2.58%	2.05%	53	bp
Return on allocated equity[9]	27.32%	33.81%	31.60%	33.39%	31.97%	(649)	bp		(465)	bp		31.58%	25.70%	588	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly/Annually, Unaudited

						4Q21 Change vs.						2021 vs. 2020
	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21		4Q20		2021	2020
						$	%	$	%			$/bp	%
Income Statement (millions)
Net interest income/(expense)	$(106)	$(106)	$(100)	$(77)	$(60)	$—	—%	$(46)	(77)%	$(389)	$(174)	$(215)	(124)%
Noninterest income[2]	11	(8)	25	12	16	19	NM	(5)	(31)	41	571	(530)	(93)
Total revenues	(95)	(115)	(74)	(64)	(44)	20	17	(51)	(116)	(348)	397	(745)	NM
Noninterest expense	94	85	74	120	67	9	11	27	40	373	280	93	33
Pre-provision net revenue[4]	(189)	(200)	(148)	(184)	(111)	11	6	(78)	(70)	(721)	117	(838)	NM
Provision for credit losses[5]	(2)	—	(6)	(10)	(7)	(2)	NM	5	71	(17)	(5)	(12)	NM
Income before income tax expense	(187)	(200)	(143)	(174)	(104)	13	6	(83)	(80)	(704)	122	(826)	NM
Income tax expense (benefit)	(58)	(55)	(40)	(42)	(39)	(3)	(5)	(19)	(49)	(195)	(111)	(84)	(76)
Net income/(loss)	$(129)	$(145)	$(102)	$(132)	$(65)	$16	11%	$(64)	(98)%	$(509)	$233	$(742)	NM

Average Balance Sheet (billions)
Interest bearing assets	$25.0	$24.0	$22.1	$18.3	$15.1	$0.9	4%	$9.8	65%	$22.4	$10.3	$12.1	118%
Total assets	24.0	23.0	21.1	17.3	14.1	1.0	4	9.9	70%	21.4	11.7	9.6	82%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 2020 includes a $533 million purchase accounting gain from FHN's merger with IBERIABANK.
3 Occupancy and Equipment expense includes Computer Software Expense.
4 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
5 Beginning in 3Q20 FHN began recording credit expense on unfunded commitments as a component of provision for credit losses. Prior period amounts have been reclassified from other noninterest expense.
6 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 23.
7 Credit card and other includes an insignificant amount of commercial credit card balances.
8 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
9 Segment equity is allocated based on an internal allocation methodology.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly/Annually, Unaudited

($s in millions, except per share data)	4Q21	3Q21	2Q21	1Q21	4Q20	2021	2020

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,494	$8,533	$8,566	$8,307	$8,307	$8,494	$8,307
Less: Noncontrolling interest (a)	295	295	295	295	295	295	295
Less: Preferred stock (a)	520	520	520	470	470	520	470
(B) Total common equity	$7,679	$7,717	$7,750	$7,541	$7,541	$7,679	$7,541
Less: Intangible assets (GAAP) (b)	1,808	1,822	1,836	1,850	1,864	1,808	1,864
(C) Tangible common equity (Non-GAAP)	$5,871	$5,895	$5,914	$5,691	$5,677	$5,871	$5,677

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$89,092	$88,537	$87,908	$87,513	$84,209	$89,092	$84,209
Less: Intangible assets (GAAP) (b)	1,808	1,822	1,836	1,850	1,864	1,808	1,864
(E) Tangible assets (Non-GAAP)	$87,284	$86,715	$86,072	$85,663	$82,345	$87,284	$82,345

Period-end Shares Outstanding
(F) Period-end shares outstanding	534	542	551	552	555	534	555

Ratios
(A)/(D) Total equity to total assets (GAAP)	9.53%	9.64%	9.74%	9.49%	9.86%	9.53%	9.86%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.73%	6.80%	6.87%	6.64%	6.89%	6.73%	6.89%
(B)/(F) Book value per common share (GAAP)	$14.39	$14.24	$14.07	$13.65	$13.59	$14.39	$13.59
(C)/(F) Tangible book value per common share (Non-GAAP)	$11.00	$10.88	$10.74	$10.30	$10.23	$11.00	$10.23
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	4Q21			3Q21			2Q21			1Q21			4Q20
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$531	$3	$534	$533	$3	$536	$542	$3	$545	$552	$3	$555	$574	$3	$578
Interest expense- FTE	33	—	33	41	—	41	45	—	45	45	—	45	53	—	53
Net interest income- FTE	498	3	502	492	3	495	497	3	500	508	3	511	522	3	525
Less: Taxable-equivalent adjustment	—	3	3	—	3	3	—	3	3	—	3	3	—	3	3
Net interest income	498	—	498	492	—	492	497	—	497	508	—	508	522	—	522
Noninterest income:
Fixed income	82	—	82	96	—	96	102	—	102	126	—	126	104	—	104
Mortgage banking and title	28	—	28	34	—	34	38	—	38	53	—	53	57	—	57
Brokerage, trust, and insurance	36	—	36	37	—	37	35	—	35	33	—	33	31	—	31
Service charges and fees	56	—	56	56	—	56	54	—	54	53	—	53	53	—	53
Card and digital banking fees	19	—	19	21	—	21	21	—	21	17	—	17	18	—	18
Deferred compensation income	—	—	—	3	—	3	7	—	7	3	—	3	9	—	9
Other noninterest income	25	—	25	(1)	22	21	27	2	29	15	(1)	14	16	(1)	15
Total noninterest income	247	—	246	247	22	268	285	2	287	298	(1)	297	288	(1)	288
Total revenue	745	—	745	738	22	760	781	2	784	806	(1)	805	810	(1)	810
Noninterest expense:
Personnel expense:
Salaries and benefits	190	—	189	191	—	191	191	—	191	196	—	195	200	—	200
Incentives and commissions	93	(9)	84	101	(10)	92	109	(16)	93	120	(21)	99	110	(21)	89
Deferred compensation expense	7	(6)	1	4	—	4	6	—	6	3	—	3	9	—	9
Total personnel expense	290	(16)	274	296	(10)	286	306	(16)	290	318	(21)	297	319	(21)	298
Occupancy and equipment	74	—	73	75	(1)	74	75	—	75	76	(4)	72	76	(2)	74
Outside services	81	(15)	66	89	(24)	65	63	(6)	56	58	(4)	54	59	(7)	52
Amortization of intangible assets	14	(1)	13	14	(1)	13	14	(1)	13	14	(1)	13	15	(1)	14
Other noninterest expense	70	(23)	46	52	(10)	42	40	(9)	31	78	(50)	28	39	(4)	35
Total noninterest expense	528	(54)	474	526	(46)	480	497	(32)	465	544	(80)	464	508	(34)	474
Pre-provision net revenue	217	54	271	213	68	281	284	34	318	262	79	340	302	33	335
Provision for credit losses	(65)	—	(65)	(85)	—	(85)	(115)	—	(115)	(45)	—	(45)	1	—	1
Income before income taxes	282	54	336	298	68	365	399	34	433	307	79	386	301	33	334
Provision for income taxes	53	13	65	63	17	80	88	8	96	71	19	90	56	13	69
Net income	229	41	271	235	51	286	311	26	337	235	60	295	245	20	265
Net income attributable to noncontrolling interest	3	—	3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	227	41	268	232	51	283	308	26	334	233	60	292	242	20	262
Preferred stock dividends	8	—	8	8	—	8	13	—	13	8	—	8	8	—	8
Net income available to common shareholders	$219	$41	$260	$224	$51	$275	$295	$26	$321	$225	$60	$284	$234	$20	$255
Common Stock Data
EPS	$0.41	$(0.08)	$0.48	$0.41	$(0.09)	$0.50	$0.54	$(0.05)	$0.58	$0.41	$(0.11)	$0.51	$0.42	$(0.04)	$0.46
Basic shares	537		537	546		546	550		550	552		552	553		553
Diluted EPS	$0.40	$(0.08)	$0.48	$0.41	$(0.09)	$0.50	$0.53	$(0.05)	$0.58	$0.40	$(0.11)	$0.51	$0.42	$(0.04)	$0.46
Diluted shares	542		542	550		550	556		556	557		557	556		556
Memo:
Total Revenue-FTE (Non-GAAP)	$745	$3	$748	$738	$24	$763	$781	$5	$787	$806	$2	$808	$810	$2	$813
PPNR-FTE (Non-GAAP)	$217	$58	$274	$213	$71	$283	$284	$37	$321	$262	$82	$343	$302	$36	$339
Amounts adjusted for notable items as detailed on page 11.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Year-end, Unaudited
	2021			2020
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$2,158	$12	$2,170	$1,898	$11	$1,909
Interest expense- FTE	163	—	163	235	—	235
Net interest income- FTE	1,994	12	2,006	1,662	11	1,673
Less: Taxable-equivalent adjustment	—	12	12	—	11	11
Net interest income	1,994	—	1,994	1,662	—	1,662
Noninterest income:
Fixed income	406	—	406	423	—	423
Mortgage banking and title	154	—	154	129	—	129
Brokerage, trust, and insurance	141	—	141	107	—	107
Service charges and fees	219	—	219	174	—	174
Card and digital banking fees	78	—	78	59	—	59
Deferred compensation income	13	—	13	11	—	11
Other noninterest income	66	23	89	589	(533)	56
Total noninterest income	1,076	23	1,099	1,492	(533)	960
Total revenue	3,070	23	3,093	3,155	(533)	2,622
Noninterest expense:
Personnel expense:
Salaries and benefits	767	(1)	766	625	(7)	619
Incentives and commissions	423	(56)	367	396	(55)	341
Deferred compensation expense	20	(6)	14	11	—	11
Total personnel expense	1,210	(63)	1,147	1,033	(62)	971
Occupancy and equipment	300	(5)	294	243	(6)	238
Outside services	290	(49)	241	213	(46)	166
Amortization of intangible assets	56	(3)	53	40	(2)	38
Other noninterest expense	239	(92)	148	189	(54)	136
Total noninterest expense	2,095	(212)	1,883	1,718	(170)	1,549
Pre-provision net revenue	975	235	1,210	1,436	(363)	1,073
Provision for credit losses	(310)	—	(310)	503	(147)	356
Income before income taxes	1,285	235	1,520	933	(216)	717
Provision for income taxes	274	56	331	76	78	154
Net income	1,010	179	1,189	857	(294)	563
Net income attributable to noncontrolling interest	11	—	11	12	—	12
Net income attributable to controlling interest	999	179	1,178	845	(294)	551
Preferred stock dividends	37	—	37	23	—	23
Net income available to common shareholders	$962	$179	$1,140	$822	$(294)	$528
Common Stock Data
EPS	$1.76	$(0.33)	$2.09	$1.90	$0.68	$1.22
Basic shares	546		546	432		432
Diluted EPS	$1.74	$(0.32)	$2.07	$1.89	$0.68	$1.22
Diluted shares	551		551	434		434
Memo:
Total Revenue-FTE (Non-GAAP)	3,070	35	3,105	3,155	(522)	2,633
PPNR-FTE (Non-GAAP)	975	247	1,222	1,436	(353)	1,084
Amounts adjusted for notable items as detailed on page 11.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		4Q21	3Q21	2Q21	1Q21	4Q20	2021	2020

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$219	$224	$295	$225	$234	$962	$822
Plus Tax effected notable items (Non-GAAP) (a)		41	51	26	60	20	179	(294)
Adjusted net income available to common shareholders (Non-GAAP)	b	$260	$275	$321	$284	$255	$1,140	$528

Diluted Shares (GAAP)	c	542	550	556	557	556	551	434

Diluted EPS (GAAP)	a/c	$0.40	$0.41	$0.53	$0.40	$0.42	$1.74	$1.89
Adjusted diluted EPS (Non-GAAP)	b/c	$0.48	$0.50	$0.58	$0.51	$0.46	$2.07	$1.22

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$229	$235	$311	$235	$245	$1,010	$857
Plus Tax effected notable items (Non-GAAP) (a)		41	51	26	60	20	179	(294)
Adjusted NI (Non-GAAP)		$271	$286	$337	$295	$265	$1,189	$563

NI (annualized) (GAAP)	d	$910	$931	$1,247	$955	$974	$1,010	$857
Adjusted NI (annualized) (Non-GAAP)	e	$1,074	$1,133	$1,353	$1,198	$1,055	$1,189	$563

Average assets (GAAP)	f	$89,025	$88,401	$87,559	$85,401	$83,809	$87,609	$64,346

ROA (GAAP)	d/f	1.02%	1.05%	1.42%	1.12%	1.16%	1.15%	1.33%
Adjusted ROA (Non-GAAP)	e/f	1.21%	1.28%	1.54%	1.40%	1.26%	1.36%	0.87%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (GAAP)	g	$868	$887	$1,182	$911	$933	$962	$822
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$1,032	$1,089	$1,288	$1,154	$1,013	$1,140	$528

Average Common Equity (GAAP)	i	$7,710	$7,761	$7,651	$7,583	$7,444	$7,677	$6,016
Intangible Assets (GAAP) (b)		1,815	1,829	1,843	1,857	1,871	1,836	1,696
Average Tangible Common Equity (Non-GAAP)	j	$5,895	$5,932	$5,808	$5,726	$5,573	$5,841	$4,320
Equity Adjustment (Non-GAAP)		—	—	—	—	—	71	23
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$5,895	$5,932	$5,808	$5,726	$5,573	$5,912	$4,343

ROCE (GAAP)	g/i	11.26%	11.43%	15.45%	12.01%	12.53%	12.53%	13.66%
ROTCE (Non-GAAP)	g/j	14.72%	14.95%	20.36%	15.90%	16.73%	16.46%	19.03%
Adjusted ROTCE (Non-GAAP)	h/j	17.51%	18.36%	22.18%	20.15%	18.18%	19.29%	12.15%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		4Q21	3Q21	2Q21	1Q21	4Q20	2021	2020

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$247	$247	$285	$298	$288	$1,076	$1,492
Plus notable items (GAAP) (a)		—	22	2	(1)	(1)	23	(533)
Adjusted noninterest income (Non-GAAP)	l	$246	$268	$287	$297	$288	$1,099	$960

Revenue (GAAP)	m	$745	$738	$781	$806	$810	$3,070	$3,155
Taxable-equivalent adjustment		3	3	3	3	3	12	11
Revenue- Taxable-equivalent (Non-GAAP)		748	741	784	809	813	3,082	3,166
Plus notable items (GAAP) (a)		—	22	2	(1)	(1)	23	(533)
Adjusted revenue (Non-GAAP)	n	$748	$763	$787	$808	$813	$3,105	$2,633

Noninterest income as a % of total revenue (GAAP)	k/m	33.10%	33.39%	36.43%	37.00%	35.61%	35.04%	47.31%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	32.95%	35.14%	36.49%	36.78%	35.42%	36.38%	36.45%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$528	$526	$497	$544	$508	$2,095	$1,718
Plus notable items (GAAP) (a)		(54)	(46)	(32)	(80)	(34)	(212)	(170)
Adjusted noninterest expense (Non-GAAP)	p	$474	$480	$465	$464	$474	$1,883	$1,549

Revenue (GAAP)	q	$745	$738	$781	$806	$810	$3,070	$3,155
Taxable-equivalent adjustment		3	3	3	3	3	12	11
Revenue- Taxable-equivalent (Non-GAAP)		748	741	784	809	813	3,082	3,166
Plus notable items (GAAP) (a)		—	22	2	(1)	(1)	23	(533)
Adjusted revenue (Non-GAAP)	r	$748	$763	$787	$808	$813	$3,105	$2,633

Efficiency ratio (GAAP)	o/q	70.88%	71.21%	63.67%	67.53%	62.71%	68.25%	54.47%
Adjusted efficiency ratio (Non-GAAP)	p/r	63.31%	62.87%	59.17%	57.49%	58.34%	60.64%	58.82%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)
		4Q21 vs 3Q21
NII/NIM Analysis	NII	%	NIM
4Q21 Reported (FTE)	$502		2.42%
Less: non-core items
PPP coupon income and fees	30		0.10
Time Deposit Amortization	0		—
Loan Accretion	15		0.08
IBKC Premium Amortization	(10)		(0.05)
4Q21 Core (Non-GAAP)	$466	3%	2.28%

3Q21 Reported (FTE)	$495		2.41%
Less: non-core items
PPP coupon income and fees	32		0.07
Time Deposit Amortization	0		—
Loan Accretion	20		0.10
IBKC Premium Amortization	(12)		(0.06)
3Q21 Core (Non-GAAP)	$454		2.28%
Numbers may not foot due to rounding.

	Period-end				Average
($s in millions)	4Q21	3Q21	4Q21 vs 3Q21		4Q21	3Q21	4Q21 vs 3Q21
Loans excluding LMC & PPP			$	%			$	%
Total C& I excl. LMC & PPP	$25,512	$24,360	$1,152	5%	$24,668	$23,932	$735	3%
Total CRE	12,109	12,194	(85)	(1)%	12,220	12,264	(44)	—%
Total Commercial excl. LMC & PPP	37,621	36,554	1,067	3%	36,888	36,196	692	2%
Total Consumer	11,682	11,726	(44)	—%	11,681	11,767	(87)	(1)%
Total Loans excl. LMC & PPP	49,303	48,279	1,024	2%	48,569	47,963	607	1%
PPP	1,038	2,017	(979)	(49)%	1,444	2,925	(1,481)	(51)%
LMC	4,518	5,139	(622)	(12)%	4,669	4,620	50	1%
Total Loans	$54,859	$55,435	$(576)	(1)%	$54,682	$55,508	$(827)	(1)%

Loans excluding PPP
Total Commercial excl. PPP	$42,138	$41,693	$446	1%	$41,557	$40,816	$740	2%
Total Consumer	11,682	11,726	(44)	—%	11,681	11,767	(87)	(1)%
Total Loans excl. PPP	$53,820	$53,418	402	1%	$53,238	$52,583	654	1%
PPP	1,038	2,017	(979)	(49)%	1,444	2,925	(1,481)	(51)%
Total Loans	$54,859	$55,435	$(576)	(1)%	$54,682	$55,508	(827)	(1)%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.